UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2006

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 15, 2006, Molina Healthcare, Inc. entered into a Change in Control Agreement with each of Terry Bayer, its Chief Operating Officer, and William Bracciodieta, its Chief Medical Officer. The form of agreement provides that the executive officer shall be entitled to a severance payment if, within the first twelve months after the occurrence of a change in control of Molina Healthcare, the executive officer resigns for good reason or is terminated without cause. Copies of the Change in Control Agreement for each of Terry Bayer and William Bracciodieta are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Ex. 10.1 -- Change in Control Agreement dated June 15, 2006 between Molina Healthcare, Inc. and Terry Bayer.

Ex. 10.2 -- Change in Control Agreement dated June 15, 2006 between Molina Healthcare, Inc. and William Bracciodieta.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 16, 2006	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Change in Control Agreement dated June 15, 2006 between Molina Healthcare, Inc. and Terry Bayer.
EX-10.2	Change in Control Agreement dated June 15, 2006 between Molina Healthcare, Inc. and William Bracciodieta.